Exhibit 10.30

First LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of January 3, 2020, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”) and (b) (i) MISONIX, INC., a Delaware corporation (“Parent”), (ii) MISONIX OPCO, INC., a New York corporation (“Misonix”), and (iii) SOLSYS MEDICAL, LLC, a Delaware limited liability company (“Solsys”) (Parent, Misonix and Solsys are hereinafter jointly and severally, individually and collectively, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 26, 2019, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 26, 2019 (as may be amended, modified, restated, replaced or supplemented from time to time the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, (a) the Collateral as defined in the Loan Agreement, (b) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of December 26, 2019 between Parent and Bank (as amended, the “Parent Intellectual Property Security Agreement”), (c) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of December 26, 2019 between Misonix and Bank (as amended, the “Misonix Intellectual Property Security Agreement”) and (d) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of December 26, 2019 between Solsys and Bank (as amended, the “Solsys Intellectual Property Security Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modification to Loan Agreement. The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.5 thereof:

“ (a) Commitment Fee. A fully earned, non-refundable commitment fee of One Hundred Thousand Dollars ($100,000.00), on the Effective Date;”

and inserting in lieu thereof the following:

“ (a) Commitment Fee. A fully earned, non-refundable commitment fee of Twenty Five Thousand Dollars ($25,000.00), on January 3, 2020;”

4. FEES AND EXPENSES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATES.

A.	Parent hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Parent dated as of December 26, 2019, and acknowledges, confirms and agrees the disclosures and information Parent provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

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B.	Misonix hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Misonix dated as of December 26, 2019, and acknowledges, confirms and agrees the disclosures and information Misonix provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

C.	Solsys hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Solsys dated as of December 26, 2019, and acknowledges, confirms and agrees the disclosures and information Solsys provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENTS.

A.	Parent hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Parent Intellectual Property Security Agreement, and acknowledges, confirms and agrees that the Parent Intellectual Property Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said Parent Intellectual Property Security Agreement, and shall remain in full force and effect.

B.	Misonix hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Misonix Intellectual Property Security Agreement, and acknowledges, confirms and agrees that the Misonix Intellectual Property Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said Misonix Intellectual Property Security Agreement, and shall remain in full force and effect.

C.	Solsys hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Solsys Intellectual Property Security Agreement, and acknowledges, confirms and agrees that the Solsys Intellectual Property Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said Solsys Intellectual Property Security Agreement, and shall remain in full force and effect.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. Intentionally omitted.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

MISONIX, INC.

By	/s/ Joseph P. Dwyer
Name:	Joseph P. Dwyer
Title:	Chief Financial Officer

MISONIX OPCO, INC.

By	/s/ Joseph P. Dwyer
Name:	Joseph P. Dwyer
Title:	Chief Financial Officer

SOLSYS MEDICAL, LLC

By	/s/ Joseph P. Dwyer
Name:	Joseph P. Dwyer
Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK

By	/s/ Sam Subilia
Name:	Sam Subilia
Title:	Director